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                                                                    EXHIBIT 23.4


              INDEPENDENT AUDITOR'S CONSENT AND REPORT ON SCHEDULE



We hereby consent to the use in this Registration Statement of Wilmar Industries, Inc. of our report dated October 30, 1995, accompanying the financial statements of Wilmar Industries, Inc. contained in such Registration Statement, and to the use of our name, and the statement with respect to us, as appearing under the heading "Experts" in the Prospectus.

Our audit of the financial statements referred to in our aforementioned report also included the financial statement schedule of Wilmar Industries, Inc. listed in Item 16(b). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



/s/ Fishbein & Company, P.C.

Fishbein & Company, P.C.
Elkins Park, PA
January 10, 1997


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